Exhibit (k)(2)(i)

Execution Copy

AMENDMENT

TO

THE SERVICES AGREEMENT

BETWEEN

CLARION FUNDS AND

SS&C GIDS, INC., AS SUCCESSOR IN INTEREST TO DST ASSET MANAGER SOLUTIONS, INC.

THIS AMENDMENT (“Amendment”) is entered into on June 1, 2024 (the “Effective Date”) and amends the SERVICES AGREEMENT effective as of June 6, 2019, by and between SS&C GIDS, INC., as successor in interest to DST ASSET MANAGER SOLUTIONS, INC., (“SS&C”) and Each Fund listed on Schedule F to this Amendment. (each, the “Fund”).

NOW, THEREFORE, in consideration of the mutual promises, undertakings, covenants and conditions set forth herein, Fund and SS&C agree to amend the Services Agreement as follows:

1.	Section 4. Term. Section 4 Term is hereby deleted in its entirety and replaced with the following:

The Term of this Agreement is June 1, 2024 – May 31, 2026. Thereafter, the Agreement will automatically renew for successive terms of 1 year each unless the parties agree in writing upon a longer term, or either SS&C or the Fund provides the other with a written notice of its intent not to renew this Agreement at least ninety (90) calendar days prior to the commencement of any successive term (such periods, in the aggregate, the “Term”).

2.	Schedule B-Fees and Expenses. Schedule B is hereby deleted in its entirety and replaced with the new Schedule B attached hereto, effective as of the Effective Date through May 31, 2026.

3.	Schedule E-Key Performance Indicators. Schedule E is hereby deleted in its entirety and replaced with the new Schedule E attached hereto.

4.

Schedule F-List of Funds. Schedule F-List of Funds is attached hereto and hereby added to the Agreement. Each Fund listed on Schedule F is a Fund subject to all the rights and responsibilities of a Fund under the Agreement.

5.

Effect on Agreement. As of the Effective Date, this Amendment shall be effective to amend the Agency Agreement and to the extent of any conflict between the Services Agreement and this Amendment, this Amendment shall control.

6.

Execution in Counterparts/Facsimile Transmission. This Amendment may be executed in separate counterparts, each of which will be deemed to be an original and all of which, collectively, will be deemed to constitute one and the same Amendment. This Amendment may also be signed by exchanging facsimile or electronic (e.g., PDF) copies of this Amendment, duly executed, in which event the parties hereto will promptly thereafter exchange original counterpart signed copies hereof.

7.

Agreement in Full Force and Effect. Except as specifically modified by this Amendment, the terms and conditions of the Services Agreement shall remain in full force and effect, and the Services Agreement, as amended by this Amendment, and all of its terms, including, but not limited to any warranties and representations set forth therein, if any, are hereby ratified and confirmed by the Fund and SS&C as of the Effective Date.

8.

Authorization. Each party hereby represents and warrants to the other that the person or entity signing this Amendment on behalf of such party is duly authorized to execute and deliver this Amendment and to legally bind the party on whose behalf this Amendment is signed to all of the terms, covenants and conditions contained in this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized officers, to be effective as of the day and year first above written.

Each Fund Listed on Schedule F to this Amendment

By:

Name:

Title:

SS&C GIDS, INC.

By:

Name:

Title:

SCHEDULE B

FEES AND EXPENSES

CLARION PARTNERS REAL ESTATE INCOME FUND INC.

Term: June 1, 2024 – May 31, 2026

I.	BDC / NAV REIT

a) Base Fee	$150,000 per year

(Note: The base fee starts when escrow of the first product is broken and contract term commences to age. Includes four share classes.)

b) Platform Fees:

Open Account Fee	$36.00 per investor acct per year
Asset Based Fees[1]	1.50 Basis Points
New Investor Subscription Processing	$25.00 per new investor position
Closed Account Fee	$1.80 per acct per year
Contact Fee (phone calls, emails)	$12.00 per item
TenderShare Repurchase / Redemptions[2]	$10.00 per item
Base Fee – additional share classes	$10,000 per share class per year

II.	Monthly Close Delayed NAV Tender Funds

a) Base Fee	$150,000 per year

(Note: The base fee starts when escrow of the first product is broken and contract term commences to age. Includes four share classes.)

b) Platform Fees:

Open Account Fee	$18.00 per investor acct per year
Asset Based Fees[1]	3.00 Basis Points
New Investor Subscription Processing	$25.00 per new investor position
Closed Account Fee	$1.80 per acct per year
Contact Fee (phone calls, emails)	$12.00 per item
TenderShare Repurchase / Redemptions[2]	$10.00 per item
Base Fee – additional share classes	$10,000 per share class per year

III.	DTCC Fund/Serv Eligible Daily NAV Funds

a) Base Fee	$60,000 per year

(Note: The base fee starts when escrow of the first product is broken and contract term commences to age. Includes four share classes.)

b) Platform Fees:

Open Account Fee	$10.12 per acct per year
Asset Based Fees[1]
$0 to $250,000,000	3.20 Basis Points

[1]

Each financial product, inclusive of all share classes for that product, is measured individually for purposes of the asset based fees described above as of the end of the billing period. Seed capital in the fund will not be charged asset based fees.

[2]	Daily NAV or Daily Redeem Products.

$250,000,001 - $1,000,000,000	1.86 Basis Points
> $1,000,000,001	1.60 Basis Points
New Investor Subscription Processing	$28.10 per new investor position
Closed Account Fee	$2.22 per acct per year
Contact Fee (phone calls, emails)	$12.00 per item
TenderShare Repurchase / Redemptions[2]	$10.00 per item
Base Fee – additional share classes	$10,000 per share class per year

IV.	Business Development Company of America – Fund 6812

a) Complex Minimum Fee	$167,372 per year

(Note: Minimum applies unless aggregate charges included in Sections b exceed one-twelfth of the annual minimum.)

b) Platform Fees:

Open Account Fee
0 - 100,000	$16.74 per acct per year
> 100,001	$15.06 per acct per year
Base Fee (Call Center & Transaction Processing)	$27,895 per product per year
New Account Setup Fee	$28.10 per NASU
Closed Account Fee	$2.22 per acct per year
Phone Calls	$8.37 per call
Correspondence	$11.16 per item
Correspondence – Semi Automated	$5.58 per item
Purchase	$11.16 per purchase
Redemptions	$11.16 per item
Ad Hoc Reporting Requests[3]	$168 per hour

V.	Other Services [4]:

Automated Work Distributor ™ (AWD) [5]	$5,844 per user per year

(Does not include hardware or third-party software, products will be priced separately as requested)

Financial Product Setup Fee	$12,391 per CUSIP
Closing Services	$3.00 per position
Closing Services Minimum	$25,000 per product per event[6]

(Closing Services may include the following: coordination from non-traded to listed / traded product, liquidation event, or merger with existing public company. Programming fees related to Closing Services are not included. The greater of the closing services per product minimum or per position fee will apply.)

[3]	Applies to requested reports that do not generate automatically out of the TA2000 system and that Transfer Agent requests SS&C create.
[4]

SS&C GIDS requires 120 days’ notice to begin providing Other Services, which time period may be reduced upon mutual agreement. SS&C GIDS requires 120 days’ notice to cease supporting and billing for Optional Services. The Fund will be billed for Optional Services ended prior to the 120 days at the average monthly amount for that function from the prior six months invoices multiplied by the number of months or partial months to the full 120-day period.

[5]	Requires separate agreement.
[6]	The Closing Services Minimum Fee is not applicable to an interval fund product.

*Self-Directed Custodial Services	$35.00 per SSN-paid by shareowner
Aged History Retention Fee – Online	$5.00 per 1,000 lines
Aged History Retention Fee – Offline	$3.50 per 1,000 lines

VI.	Distribution Interface Support

AIP	$2,500 per month
Wirehouse Support Fee	$1,065 per wirehouse per month
Distribution Fee
(Deferred Compensation Payment Support)	$2,232 per fund per month
Distribution Partner Interface Implementation Fee	Standard Programming Rates

VII.	Compliance and Ad-hoc Support

Compliance Support [6]	$90,355 per year OR 10% Previous Month Billable Transfer Agency Fees (not to exceed $90,355)
Regulatory Compliance - Foreign Accounts	$5.38 per acct per year
Escheatment – RPO
CUSIP Fee	$152 per CUSIP per filing
Per Item	$1.22 per item plus expenses as incurred
Escheatment – Inactivity
Minimum Fee	$3,750 per filing
CUSIP Fee	$250 per CUSIP per filing
Per Item	$5.00 per item plus expenses as incurred

VIII.	Programming/Implementation Fees*:

*Computer/Technical Personnel (2023 Standard Rates):
*Business Analyst / Tester / Other:	$165.00 per hour
*COBOL / Workstation Programmer:	$220.00 per hour
*Web Developer:	$275.00 per hour
*Full Service Staff Support:	$110.00 per hour

[6]

10% of previous month billable Transfer Agency fees, not to exceed the Compliance Support Fee listed above. Includes CCO/SOC Reports, Compliance Corner Portal, AML/CIP Support, Unusual Activity Support, Annual 1099 Tax Reporting, and State Withholding.

Notes to Above Fees:

1)

The initial term is 2 years. On each January 1 (pro-rated for a previous partial year), all fees, except for basis point fees, for the following year shall be increased by the amount the last published US Consumer Price Index – All Urban Consumers - U.S. City Average - All Items compiled by the US Bureau of Labor Statistics (“CPI-U”) has increased since the CPI-U that was published immediately before January 1 of the previous year. In the absence of CPI-U being published, the Parties shall agree in writing to use another index that most closely resembles CPI-U. Items marked by an “*” are subject to change with 60 days’ notice. Basis point fees are not subject to CPI.

2)

Reimbursable and other fees and expenses include but are not limited to: confirmation statements, AML/CIP, escheatment, freight, quarterly statements, postage, long distance telephone calls, records retention, customized programming/enhancements, federal wire fees, bank fees, *disaster recovery [7], hardware at customer’s facility, telecommunications/network configuration (based on an approximate allocation of such expenses across all clients), lost shareholder search/tracking, express delivery services, envelopes, checks, drafts, forms (continuous or otherwise), specially requested reports and statements, counsel fees, computer tapes, and DTCC or National Securities Clearing Corporation (“NSCC”) transaction fees, if applicable, to the extent any of the foregoing are paid by SS&C GIDS.

3)	Any fees, reimbursable, or other expenses not paid within 30 days of receipt of invoice will be charged a late payment fee of 1.5% per month until payment is received.

4)

SS&C may itself and through its agents conduct a background check on Fund, Management and any of their respective Affiliates, members, shareholders, directors, officers, partners, employees, agents and contractors (including submitting personal data to a credit reference agency). Fund and Management will cooperate with SS&C in providing and/or obtaining information necessary to conduct the background check. SS&C may terminate the Agreement within 30 days of receipt of the results of the background check if SS&C, in its sole discretion, determines that it is inadvisable for SS&C to provide services under the Agreement. A one-time fee of $2,500 is due and payable as of the Effective Date.

7 The annual charge of $0.264 per account, paid monthly in increments of one-twelfth of the annual charge, and will increase proportionate to any increase in SS&C GIDS costs to provide the recovery service or in the event that the current recovery goal is shortened. The current recovery goal is to have the TA2000 System as provided for in the Business Contingency Plan operational 4 hours after SS&C GIDS declaration of a disaster. Data communications expenses for connectivity to the backup sites (SS&C GIDS owned or recovery vendor provided) are part of the SS&C GIDS network charges and are billed monthly as an out-of-pocket expense unless network is Fund-provided, in which case connectivity is the responsibility of Fund.

SCHEDULE E

KEY PERFORMANCE INDICATORS

Incident Tracking

Incidents will be captured using the following parameters:

•

Reputational Impact will be assessed based on multiple investors, advisors, or dealers being impacted and/or manual processing intervention required by dealers for resolution. Guidelines for consideration when determining an incident is material:

•	An intermediary or other key relationship escalates or files a complaint and one or more of the circumstances bulleted below occurs.

•	Incident is related to a key process such as tenders, share class conversions, trails, commissions, distributions, statements, etc.

•	Incident impacts a material number of investors, advisors, or dealers. Singular transactional issues should not be considered an incident.

•	An ongoing trend that impacts multiple investors. A trend being defined as happening 3 or more times.

•	Financial Impact will be assessed based on a material loss to the fund, financial impact to customers/intermediaries, and/or custody being out of balance.

•	Material is defined as an error that impacts the NAV of the fund by .005 or greater.

•	Level of effort will be assessed based on significant time required of GSS/FT in managing and overseeing resolution, due to a SS&C error.

*	If any one of these categories is a factor it will be considered an incident.

Service credits would apply as follows:

•

1 incident in 2 consecutive quarters results in a service credit of 1% of the Minimum Fee Due for the impacted product(s). *Service credit will be applied to the monthly invoice immediately following the qualifying incident.

•

2 incidents in any given quarter results in a service credit of 2% of the Minimum Fee Due for the impacted product(s). *Service credit will be applied to the monthly invoice immediately following the qualifying incident and will continue until there are 2 months without incident.

•

More than 2 incidents in any given quarter results in a service credit of 3% of the Minimum Fee Due for the impacted product(s). *Service credit will be applied to the monthly invoice immediately following the qualifying incident and will continue until there are 2 months without incident.

•

1 or more incidents in 3 consecutive quarters results in a service credit of 5% of the Minimum Fee Due for the impacted product(s). *Service credit will be applied to the monthly invoice immediately following the qualifying incident in the quarter and will continue until there are 3 months without incident.

	Monthly Service Credit Rates
	1%	2%	3%	5%
BSP	$62	$125	$187	$311
CPREIF	$210	$420	$630	$1,050

*	Calculated monthly service credit rates using Annual minimums divided by 12, then multiplied by the corresponding percentage.
(Annual	BSP Interval Min. = $74,723 / Annual CPREX Min. = $251,753)
**	Only one service credit will be applied in any given period; the larger penalty prevails.
***	Incident parameters and service credit criteria will be reviewed annually.

SLAs/KPIs

Department	Function	Target Performance Goal	Minimum Performance Threshold	Measurement Process
PROCESSING: Periodic Fund Products	Processing of In-Good-Order (IGO) Financial Transaction (Redemptions/Tenders, Purchases, Exchanges, subscription document review, share class exchanges)	Process 100% of IGO financial trades received on day received (cut-off 3 PM CSD).	Process 98% of IGO financial trades received within 24 hours.	IGO financial transactions with an time stamp receipt into the process queue by 3 PM CT with a status of PROCESSED. Errors tracked by self reporting or client notification.

PROCESSING: Periodic Fund Products	Reported Error - Financials (defined as Redemption/Tenders, Purchases, Exchanges, transfers, tender, and share class conversions, and subscription doc review.)	Achieve a quality rate of 98% or higher –	A quality rate of 96%	# of financial transaction errors reported by the Company or shareholders/total number of financial transactions processed. Minimum 300 transactions a month.

PROCESSING: Periodic Fund Products	Reported Error - New Account Set Up	Achieve a quality rate of 96% or higher	A quality rate of below 93%	# of new account set up errors reported by the Company or shareholders/total number of new accounts set up. Minimum 300 transactions a month.

CALL CENTER	Inbound Call Center	Achieve a service level of 90% of calls answered within 120 seconds	Achieve a service level of 70% of calls answered within 120 seconds	Total number of calls answered within 120 seconds divided by the total number of inbound calls. Minimum 200 calls a month.

*SLAs/KPIs will be reviewed annually.

SCHEDULE F

LIST OF FUNDS

7180	CLARION PARTNERS REAL ESTATE INCOME FUND INC CLASS S	180567109
7181	CLARION PARTNERS REAL ESTATE INCOME FUND INC CLASS T	180567208
7182	CLARION PARTNERS REAL ESTATE INCOME FUND INC CLASS D	180567307
7183	CLARION PARTNERS REAL ESTATE INCOME FUND INC CLASS I	180567406
7184	CLARION PARTNERS REAL ESTATE INCOME FUND INC S AIP	LGM7184LG
7185	CLARION PARTNERS REAL ESTATE INCOME FUND INC T AIP	LGM7185LG
7186	CLARION PARTNERS REAL ESTATE INCOME FUND INC D AIP	LGM7186LG
7187	CLARION PARTNERS REAL ESTATE INCOME FUND INC I AIP	LGM7187LG
7189	FRANKLIN LEXINGTON PRIVATE MARKETS FUND CLASS S	353767106
7190	FRANKLIN LEXINGTON PRIVATE MARKETS FUND CLASS D	353767205
7191	FRANKLIN LEXINGTON PRIVATE MARKETS FUND CLASS I	353767304
7192	FRANKLIN LEXINGTON PRIVATE MARKETS FUND CLASS M	TBD